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                                                                      Exhibit 4

                            FIFTH AMENDMENT AGREEMENT

      This FIFTH AMENDMENT AGREEMENT (this "Amendment") is made as of the 30th day of September, 2002, by and among PARK-OHIO INDUSTRIES, INC., an Ohio corporation ("Borrower"), the banking institutions listed on Schedule 1 to the Credit Agreement, as hereinafter defined (collectively, the "Banks" and, individually, each a "Bank"), KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Banks ("Agent"), and THE HUNTINGTON NATIONAL BANK, as co-agent for the Banks ("Co-Agent").

      WHEREAS, Borrower, Agent and the Banks are parties to a certain Credit and Security Agreement, dated as of December 21, 2000, as amended and as the same may from time to time be further amended, restated or otherwise modified, that provides, among other things, for loans and letters of credit aggregating One Hundred Eighty Million Dollars ($180,000,000), all upon certain terms and conditions stated therein (the "Credit Agreement");

      WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof; and

      WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, Borrower, Agent and the Banks hereby agree as follows:

      1. Amendments to Definitions. Article I of the Credit Agreement is hereby amended to delete the definitions of "Availability", "Borrowing Base", "Commitment Period", "Consolidated Fixed Charges", "Eligible Account Receivable", "Eligible Inventory", "Maximum Revolving Amount", "Revolving Credit Commitment" and "Total Commitment Amount" therefrom and to insert in place thereof, respectively, the following:

            "Availability" shall mean, at any time, an amount equal to the difference between the Revolving Credit Commitment and the Revolving Credit Exposure; provided that, notwithstanding anything in this Agreement, the Maximum Revolving Amount, for any given month, may not exceed the amount listed on line item I of Schedule 1 to the Indenture Certificate for that month.

            "Borrowing Base" shall mean, at any date, the sum of:

            (a) eighty percent (80%) of the amount due and owing on Eligible Non-CEG Accounts Receivable; plus

            (b) fifty percent (50%) of the aggregate of the cost or market value (whichever is lower) of Eligible Non-CEG Inventory; plus

            (c) the lesser of:
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                  (i) Fifteen Million Dollars ($15,000,000); or

                  (ii) the sum of:

                        (A) fifty percent (50%) of the amount due and owing on
                  Eligible CEG Accounts Receivable; plus

                        (B) (1) on September 30, 2002 through December 31, 2002,
                  thirty percent (30%) of the aggregate of the cost or market value (whichever is lower) of Eligible CEG Inventory, (2) on January 1, 2003 through January 31, 2003, twenty-five percent (25%) of the aggregate of the cost or market value (whichever is lower) of Eligible CEG Inventory, (3) on February 1, 2003 through February 28, 2003, twenty percent (20%) of the aggregate of the cost or market value (whichever is lower) of Eligible CEG Inventory, (4) on March 1, 2003 through March 31, 2003, fifteen percent (15%) of the aggregate of the cost or market value (whichever is lower) of Eligible CEG Inventory,
                  (5) on April 1, 2003 through April 30, 2003, ten percent (10%) of the aggregate of the cost or market value (whichever is lower) of Eligible CEG Inventory, (6) on May 1, 2003 through May 31, 2003, five percent (5%) of the aggregate of the cost or market value (whichever is lower) of Eligible CEG Inventory, and (7) on June 1, 2003 and thereafter, zero percent (0%) of the aggregate of the cost or market value of Eligible CEG Inventory; plus

            (d) the lesser of (i) Six Million Two Hundred Fifty Thousand Dollars ($6,250,000), or (ii) twenty-five percent (25%) of the aggregate of the cost or market value (whichever is lower) of Eligible Excess Stock; plus

            (e) the Eligible Real Estate Amount; plus

            (f) the sum of (i) the Eligible Equipment Amount and (ii) Seven Million Dollars ($7,000,000);

      provided, however, that each of the foregoing advance rates shall at all times be subject to such reserves and to modification or reduction as may be determined by Agent and the Required Banks, in their sole but reasonable discretion.

            "Commitment Period" shall mean the period from the Closing Date to June 30, 2004, or such earlier date on which the Commitment shall have been terminated pursuant to Article IX hereof.

            "Consolidated Fixed Charges" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, the aggregate of (a) Consolidated Interest Expense, (b) cash expenditures for income taxes as reported in Borrower's quarterly or annual financial statements, as the case may be, delivered pursuant to Sections 5.3(a) and (b)


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      hereof, respectively, (c) principal payments on Funded Indebtedness (other than payments made with respect to (i) the Revolving Credit Notes and (ii) Indebtedness that is being refinanced simultaneously with the making of such payment), as reported in Borrower's quarterly or annual financial statements, as the case may be, delivered pursuant to Sections 5.3(a) and
      (b) hereof, respectively, (d) Capital Distributions of Borrower on a Consolidated basis (and specifically adding the amount of any loans made by Borrower to Parent for the purpose of making Capital Distributions), and (e) unfunded Consolidated Capital Expenditures as reported in Borrower's quarterly or annual financial statements, as the case may be, delivered pursuant to Sections 5.3(a) and (b) hereof, respectively, provided that for purposes of this definition, "unfunded Consolidated Capital Expenditures" shall be determined by excluding (i) capital expenditures financed by (1) loans secured by purchase money liens on the assets purchased with the proceeds of such loans, (2) capital leases, and
      (3) payment of insurance proceeds for the purchase of replacement capital assets, except to the extent that any such payments are included (as a nonrecurring gain), on and after October 1, 2000, in the calculation of Consolidated Net Earnings, and (ii) cash capital expenditures up to Two Million Dollars ($2,000,000) and non-cash transfers of fixed assets from Borrower or any Subsidiary to Southwest Steel Processing LLC in preparation for the start-up of its business.

            "Eligible Account Receivable" shall mean an Account of a Credit Party that, at all times until it is collected in full, continuously meets the following requirements: (a) arose in the ordinary course of business of such Company from the performance (fully completed) of services or bona fide sale of goods that have been shipped to the Account Debtor, and not more than ninety days from the due date as specified in the invoice relating to such account receivable have elapsed with respect to such account receivable (except as to the Specified Account Debtors, in which case such time period may exceed ninety days); (b) is not an account receivable due from any Affiliate, shareholder or employee of such Company; (c) is not due from any Account Debtor with respect to which such Company has received any notice or has any knowledge of insolvency, bankruptcy or financial impairment (excluding accounts receivable from post-petition bankruptcy estates, so long as each Account Debtor is approved in writing in advance by Agent, in its sole discretion); (d) is not subject to any claim for credit, allowance or adjustment by the Account Debtor or any set-off or counterclaim or is otherwise subject to dispute or represented by a "V" invoice of such Company; (e) is not a Foreign Account Receivable other than (i) an LC Foreign Account Receivable, (ii) an Acceptable Foreign Account Receivable, or (iii) payable to a Credit Party by an Account Debtor organized in Canada (excluding the province of Quebec); (f) has not been determined by Agent, in its sole discretion, to be unsatisfactory in any respect; and (g) is an Account in which Agent, for the benefit of the Banks, has a valid and enforceable first security interest.

            "Eligible Inventory" shall mean all Inventory of a Credit Party in which Agent, for the benefit of the Banks, has a valid and enforceable first security interest, except Inventory that is (a) located outside of the United States or Canada, (b) in the possession of a bailee or third party, (c) damaged, defective, or obsolete, (d) held by any Person on consignment, (e) Non-Moving Stock, (f) Excess Stock, or (g) determined by Agent, in its


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      sole discretion, to be unsatisfactory in any respect; provided that no
      Inventory located in Canada shall be Eligible Inventory until Agent shall have notified Borrower in writing that appropriate security interest filings have been made in Canada on behalf of Agent, for the benefit of the Banks.

            "Maximum Revolving Amount" shall mean the sum of (a) the Borrowing Base, plus (b) the Total Overline Amount.

            "Revolving Credit Commitment" shall mean the obligation hereunder of the Banks, during the Commitment Period, to make Revolving Loans and to participate in the issuance of Letters of Credit, up to an aggregate principal amount outstanding at any time equal to the lesser of (a) the Total Commitment Amount or (b) the Maximum Revolving Amount.

            "Total Commitment Amount" shall mean the principal amount of One Hundred Sixty Million Dollars ($160,000,000) (or such lesser amount as shall be determined pursuant to Section 2.5 hereof).

      2. Additions to Definitions. Article I of the Credit Agreement is hereby amended to add the following new definitions thereto:

            "Acceptable Foreign Account Receivable" shall mean a Foreign Account Receivable (other than an LC Foreign Account Receivable or an Account payable to a Credit Party by an Account Debtor organized in Canada (excluding the province of Quebec)) that is payable by an Account Debtor that is a foreign subsidiary or division of a corporation or other entity organized under the laws of a state of the United States; provided that, for purposes of determining the Borrowing Base, the aggregate amount of all such Acceptable Foreign Accounts Receivables shall be limited to Seven Million Dollars ($7,000,000).

            "Ajax Equipment" shall mean the equipment, listed on Exhibit I hereto, owned by the Ajax Manufacturing Company.

            "Capital Equipment Group Companies" shall mean TOCCO, Inc., The Ajax Manufacturing Company, PMC Industries Corp. and Ajax Tocco Magnethermic Corporation.

            "Consolidated Adjusted Tangible Net Worth" shall mean, at any date,
      (a) the net book value (after deduction of all applicable reserves and excluding any re-appraisal or write-up of assets) of the assets (other than patents, goodwill, treasury stock and other intangibles) of Borrower and its Subsidiaries, minus (b) all Indebtedness owed to Borrower or its Subsidiaries from their Affiliates, minus (c) Total Liabilities of Borrower and its Subsidiaries, plus (d) Subordinated Indebtedness of Borrower so long as such Indebtedness is in fact Subordinated to the Debt; all of the foregoing as determined on a Consolidated basis and in accordance with GAAP.


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            "Credit Party" shall mean each Borrower or Subsidiary that, in each case, is party to any Loan Document.

            "Eligible CEG Account Receivable" shall mean an Eligible Account Receivable owing to a Credit Party that is in the Capital Equipment Group.

            "Eligible CEG Inventory" shall mean Eligible Inventory of a Credit Party that is in the Capital Equipment Group.

            "Eligible Equipment Amount" shall mean sixty-five percent (65%) of the appraised value of the equipment of the Credit Parties, based on the appraisal by Hilco Appraisal Service dated April 25, 2002 (the total appraised value being hereafter referred to as the "Hilco Appraisal"). For convenience of reference, the Hilco Appraisal is Twenty-Four Million Five Hundred Thirty Two Thousand One Hundred Ten Dollars ($24,532,110) and sixty-five percent (65%) of the Hilco Appraisal is Fifteen Million Nine Hundred Forty Five Thousand Eight Hundred Seventy One Dollars ($15,945,871).

            "Eligible Excess Stock" shall mean all Excess Stock of a Credit Party (other than a Company that is in the Capital Equipment Group) in which Agent, for the benefit of the Banks, has a valid and enforceable first security interest, except Excess Stock that is (a) located outside of the United States or Canada, (b) in the possession of a bailee or a third party, (c) damaged, defective, or obsolete, (d) held by any Person on consignment, (e) Non-Moving Stock, or (f) determined by Agent, in its sole discretion, to be unsatisfactory in any respect; provided that no Excess Stock located in Canada shall be Eligible Excess Stock until Agent shall have notified Borrower in writing that appropriate security interest filings have been made in Canada on behalf of Agent, for the benefit of the Banks.

            "Eligible Non-CEG Account Receivable" shall mean an Eligible Account Receivable that is owed to a Credit Party other than a Credit Party that is in the Capital Equipment Group.

            "Eligible Non-CEG Inventory" shall mean Eligible Inventory of a Credit Party other than a Credit Party that is in the Capital Equipment Group.

            "Eligible Real Estate Amount" shall mean seventy-five percent (75%) of the appraised value of certain real estate of the Companies based on the appraisal by Colliers International dated April 28, 1999 (the total appraised value being hereafter referred to as the "Colliers Appraisal"). For convenience of reference, the Colliers Appraisal is Ten Million Five Hundred Thousand Dollars ($10,500,000) and seventy-five percent (75%) of the Colliers Appraisal is Seven Million Eight Hundred Seventy-Five Thousand Dollars ($7,875,000).

            "Excess Stock" shall mean any Inventory (a) with limited historical movement or sale over the past twelve (12) months, and (b) of which the Companies have on hand greater than a two year supply, based upon sales during the previous twelve (12) months.


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            "Foreign Account Receivable" shall mean any Account that arises out of contracts with or orders from an Account Debtor that is not a resident of the United States.

            "LC Foreign Account Receivable" shall mean any Foreign Account Receivable supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance and issuer).

            "Non-Moving Stock" shall mean Inventory that is a product that has had no sales for the past twelve (12) months; provided that Non-Moving Stock shall exclude Inventory purchased in preparation for supplying a customer within the next six months.

            "Overline Period" shall mean a period commencing on a date when the Revolving Credit Exposure begins to exceed the Borrowing Base and continues through the day before the next date when the Revolving Credit Exposure no longer exceeds the Borrowing Base.

            "Specified Account Debtors" shall mean Polaris Industries, Inc, International Truck & Engine Corp., General Electric Company, Mack Trucks, Inc., Murray, Inc., Thermo King Corporation and Electrolux Home Products North America, or such other Account Debtors as agreed upon in writing by Borrower, Agent and the Required Banks.

            "Total Liabilities" shall mean the total of all items of Indebtedness or liability that, in accordance with GAAP, would be included in determining total liabilities on the liability side of the balance sheet as of the date of determination.

            "Total Overline Amount" shall mean Ten Million Dollars
($10,000,000).

      3. Deletion of Definitions. Article I of the Credit Agreement is hereby amended to delete therefrom the definitions of "Additional Amount" and "Adjustment Date".

      4. Amendment to Mandatory Payment Provisions. Article II of the Credit Agreement is hereby amended to delete Section 2.7 therefrom and to insert in place thereof the following:

            SECTION 2.7. MANDATORY PAYMENT.

            (a) If, at any time, the Revolving Credit Exposure shall exceed either (i) the amount of the Revolving Credit Commitment or (ii) the maximum amount of the Revolving Credit Commitment available pursuant to
      Section 2.8(b)(i) hereof, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Loans sufficient to bring the Revolving Credit Exposure within the lesser of (A) the amount of the Revolving Credit Commitment, or (B) the maximum amount of the Revolving Credit Commitment available pursuant to Section 2.8(b)(i) hereof.


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            (b) At the end of each Overline Period (which in no event shall be longer than one hundred twenty (120) days), Borrower shall pay an aggregate amount of the Loans sufficient to bring the Revolving Credit Exposure within the amount of the Borrowing Base.

            (c) Any prepayment of a LIBOR Interest Segment pursuant to this
      Section 2.7 shall be subject to the prepayment fees set forth in Section
      2.4 hereof.

      5. Amendment to Fixed Charge Coverage Ratio Condition Provisions. Section
2.8 of the Credit Agreement is hereby amended to delete subsection (c) therefrom and to insert in place thereof the following:

            (c) During the Fixed Charge Condition Period, and notwithstanding anything in this Agreement to the contrary:

                  (i) neither Borrower nor any of its Subsidiaries shall make, or commit to make, any Acquisition without the prior written consent of Agent and the Required Banks; provided that pursuant to any such Acquisition, Borrower shall deliver a written certification to Agent, for the benefit of the Banks, by an officer of Borrower confirming that any Indebtedness incurred in connection with such Acquisition is Permitted Indebtedness under the Indenture;

                  (ii) the use of proceeds of any Loan or Letter of Credit by
            Borrower and its Subsidiaries shall be solely for working capital purposes of Borrower and its Subsidiaries; provided, however, that the use of proceeds of any Loan by Borrower and its Subsidiaries may be for capital expenditures of Borrower and its Subsidiaries so long as:

                        (A) any such Loan shall constitute Permitted
                  Indebtedness (as defined in the Indenture) pursuant to subpart
                  (v) of the definition of Permitted Indebtedness set forth in the Indenture;

                        (B) the aggregate principal amount of all such Loans the
                  proceeds of which are used for capital expenditures in accordance with this subpart shall not exceed (when combined with all other loans and capitalized leases used to finance capital expenditures, so long as such other loans and capital leases are permitted pursuant to Section 5.8(c) hereof) at any time outstanding of five percent (5%) of the tangible Consolidated total assets of Borrower;

                        (C) without the prior written consent of Agent and the
                  Required Banks, Borrower and its Subsidiaries shall not make or commit to make Consolidated Capital Expenditures in excess of the amount of (1) during the 2001 fiscal year of Borrower, the lesser of (y) Eighteen Million Five Hundred Thousand Dollars ($18,500,000), or (z) five percent (5%) of the tangible Consolidated total assets of Borrower, (2) during the 2002 fiscal


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                  year of Borrower, Twenty-Six Million Dollars ($26,000,000),
                  (3) during the 2003 fiscal year of Borrower, the lesser of (y) Eighteen Million Five Hundred Thousand Dollars ($18,500,000), or (z) five percent (5%) of the tangible Consolidated total assets of Borrower, and (4) thereafter such amounts as Borrower, Agent and the Required Banks may agree to in writing (provided that such amount shall be zero until such agreement shall be reached); provided, however, that the aggregate amount of capital expenditures made by Borrower to replace the fixed assets lost due to the fire at the Cicero, Illinois rubber plant shall be excluded from the limitations set forth in this subpart so long as such capital expenditures shall be made solely with and directly from the insurance proceeds received as reimbursement for the loss of fixed assets due to such fire; and

                        (D) with respect to the capital asset being purchased
                  with the proceeds of such Loan, within five (5) Business Days after the purchase of such asset, the appropriate Company shall have executed and delivered to Agent, for the benefit of the Banks, such security agreements, UCC financing statements and other documents as Agent, in its discretion, shall require so that Agent shall have, for the benefit of the Banks, a first priority security interest and Lien on such asset;

                  (iii) neither Borrower nor any of its Subsidiaries shall make any loan or advance to any Subsidiary of Borrower unless such Subsidiary shall be a Wholly-Owned Subsidiary of Borrower and no Subsidiary of Borrower that shall not be a Wholly Owned Subsidiary of Borrower shall make a loan or advance to Borrower or any of its Subsidiaries; provided, however, that, during the Fixed Charge Condition Period, Borrower may make loans or advances to MP Colinet and MP Colinet may make loans or advances to Borrower so long as (A) the aggregate amount of all such loans and advances shall not exceed One Million Dollars ($1,000,000) at any time and (B) each such loan or advance shall constitute Permitted Indebtedness (as defined in the Indenture); and

                  (iv) neither Borrower nor any of its Subsidiaries shall incur any Indebtedness during the Fixed Charge Condition Period other than
            (A) Indebtedness incurred under this Agreement or the Secured Debt,
            (B) loans or capital leases made in accordance with subpart (c)(ii) above and Section 5.8(c) hereof, (C) unsecured Indebtedness incurred by MP Colinet under its existing line of credit so long as (1) the aggregate principal amount of all such Indebtedness incurred during the Fixed Charge Condition Period shall not exceed One Million Dollars ($1,000,000), and (2) such Indebtedness shall constitute Permitted Indebtedness (as defined in the Indenture).

      6. Amendment to Add New Provision. Article II of the Credit Agreement is hereby amended to add the following new Section 2.10 thereto:

            Section 2.10. Special Provisions Regarding Use of Overline Amount.
      The


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      Overline Amount shall be available to Borrower on and after September 30,
      2002, subject to all of the following conditions:

            (a) Each Overline Period shall be no longer than one hundred twenty
      (120) days;

            (b) Between any two Overline Periods (no matter what the duration of each such Overline Period), there shall be a period of sixty (60) consecutive days when the Revolving Credit Exposure does not exceed the Borrowing Base at any time;

            (c) On the date of the commencement of each Overline Period, Borrower shall pay to Agent, for the pro rata benefit of the Banks, a usage fee equal to one-half percent (1/2%) times the Total Overline Amount; and

            (d) At any time that the Revolving Credit Exposure shall exceed the Borrowing Base, Borrower shall pay to Agent, for the pro rata benefit of the Banks, additional interest at a rate per annum equal to (i) two percent (2%) in excess of the Base Rate from time to time in effect times
      (ii) the amount by which the Revolving Credit Exposure exceeds the Borrowing Base. Such interest shall be payable on the same dates that interest is otherwise payable under this Agreement.

      7. Amendments to Financial Covenants. Section 5.7 of the Credit Agreement is hereby amended to delete subsections (a), (b), (c), (d) and (e) therefrom and to insert in place thereof, respectively, the following new subsections (a),
(b), (c), (d) and (e):

            (a) Interest Coverage Ratio. Borrower shall not suffer or permit, at any time, for the most recently completed four fiscal quarters of Borrower, the ratio of (i) Consolidated Pro-Forma EBIT to (ii) Consolidated Pro-Forma Interest Expense to be less than (A) for any date prior to June 30, 2002, the ratio as determined in accordance with this
      Section 5.7(a) as in effect prior to September 30, 2002, (B) 1.20 to 1.00 on June 30, 2003 through September 29, 2003, and (C) 1.60 to 1.00 on September 30, 2003 and thereafter.

            (b) Senior Debt Coverage Ratio. Borrower shall not suffer or permit, at any time, for the most recently completed four fiscal quarters of Borrower, the Senior Debt Coverage Ratio to exceed (i) for any date prior to June 30, 2002, the ratio as determined in accordance with this Section 5.7(b) as in effect prior to September 30, 2002, (ii) 3.20 to 1.00 on June 30, 2002 through December 30, 2002, (iii) 2.85 to 1.00 on December 31, 2002 through September 29, 2003, and (iv) 2.15 to 1.00 on September 30, 2003 and thereafter.

            (c) Leverage Ratio. Borrower shall not suffer or permit, at any time, for the most recently completed four fiscal quarters of Borrower, the Leverage Ratio to exceed (i) for any date prior to June 30, 2002, the ratio as determined in accordance with this Section 5.7(c) as in effect prior to September 30, 2002, (ii) 6.00 to 1.00 on June 30, 2003 through September 29, 2003, and (iii) 5.25 to 1.00 on September 30, 2003 and thereafter.


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            (d) Cash-Flow Coverage Ratio. Borrower shall not suffer or permit, at any time, for the most recently completed four fiscal quarters of Borrower, the Cash-Flow Coverage Ratio to be less than (i) for any date prior to June 30, 2002, the ratio as determined in accordance with this
      Section 5.7(d) as in effect prior to September 30, 2002, (ii) 1.10 to 1.00 on June 30, 2002 through December 30, 2002, (iii) 1.20 to 1.00 on December 31, 2002 through September 29, 2003, and (iv) 1.40 to 1.00 on September 30, 2003 and thereafter.

            (e) Adjusted Tangible Net Worth. Borrower shall not suffer or permit Consolidated Adjusted Tangible Net Worth, at any time, for the most recently completed fiscal quarter of Borrower, to be less than the current minimum amount required, which current minimum amount required shall be the sum of One Hundred Seventy Eight Million Four Hundred Forty One Thousand Dollars ($178,441,000) plus the Increase Amount on December 31, 2002 through March 30, 2003, with such current minimum amount required to be positively increased by an additional Increase Amount on March 31, 2003, and by an additional Increase Amount on the last day of each fiscal quarter thereafter. As used herein, the term "Increase Amount" shall mean an amount equal to (i) sixty-five percent (65%) of the positive Consolidated Net Earnings of Borrower for the fiscal quarter then ended; plus (ii) one hundred percent (100%) of the proceeds of any equity offering by Borrower or any of its Subsidiaries or any debt offering by Borrower or any of its Subsidiaries to the extent converted to equity.

      8. Amendment to Add New Covenants. Article V of the Credit Agreement is hereby amended to add the following new Sections 5.27, 5.28 and 5.29 at the end thereto:

            Section 5.27. Refinancing of Commitment. On or before April 30, 2003, Borrower shall provide to Agent and the Banks written evidence of a firm commitment of one or more lenders to, on or before June 30, 2003, replace this Agreement and refinance the Debt. In the event that such refinancing does not occur on or before June 30, 2003, then Borrower shall pay, on June 30, 2003, to Agent, for the pro rata benefit of the Banks, a fee in the amount of Three Hundred Fifty Thousand Dollars ($350,000). Such fee shall be in addition to the other fees payable under this Agreement and in addition to any other fees that may be charged by Agent or the Banks in connection with any extended or new credit facility that may be provided by Agent or the Banks, in their sole discretion.

            Section 5.28. Landlord Waivers. Borrower shall deliver to Agent, for the benefit of the Banks, within a reasonable time after September 30, 2002, a landlord waiver for every location listed on Exhibit J, provided that, upon request by Borrower, Agent and the Required Banks may consent to waive, with respect to certain locations, the requirement of obtaining a landlord waiver, in their sole discretion.

            Section 5.29. Additional Collateral. Promptly after an Event of Default with respect to the financial covenants set forth in Section 5.7 hereof, Borrower shall deliver to Agent, for the benefit of the Banks, such Guaranty of Payment, Security Agreement, Organizational Documents and an opinion of counsel, for each Foreign Subsidiary


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      organized in Canada, as may be deemed necessary or advisable by Agent.

      9. Amendments to Attachments. The Credit Agreement is hereby amended to:

            (a) delete Schedule 1 (Banks and Commitments) therefrom and to insert in place thereof a new Schedule 1 in the form of Schedule 1 attached hereto;

            (b) delete Exhibit G-1 (Indenture Certificate) therefrom and to insert in place thereof a new Exhibit G-1 in the form of Exhibit G-1 attached hereto;

            (c) delete Exhibit H (Formula Borrowing Base Certificate) therefrom and to insert in place thereof a new Exhibit H in the form of Exhibit H attached hereto; and

            (d) add Exhibit I (Ajax Equipment) and Exhibit J (Landlord Waivers) thereto in the form of Exhibit I and Exhibit J attached hereto.

      10. Notice of New Subsidiaries. Pursuant to Section 5.21 (Subsidiaries Created, Acquired or Held Subsequent to the Closing Date) of the Credit Agreement, each new Subsidiary is (subject to the exceptions provided in Section 5.21(b)) required, among other things, to execute and deliver to Agent and the Banks such Guaranty of Payment, Security Agreement, Organizational Documents and an opinion of counsel as may be deemed necessary or advisable by Agent. Borrower has notified Agent and the Banks that it has created two new Subsidiaries, Southwest Steel Processing LLC, an Ohio limited liability company ("Southwest"), and Ajax Tocco Magnethermic Corporation, an Ohio corporation ("Ajax Magnetherm"), both of which shall execute the documents required by Section 5.21 of the Credit Agreement.

      11. Consent to Transactions. Borrower has notified Agent and the Banks that Borrower, through its wholly-owned subsidiary Park-Ohio Forged & Machined Products LLC, acquired receivables and inventory of the Kropp Forge Division of TIC United Corp. (the "Kropp Transaction"). The Kropp Transaction occurred pursuant to a bankruptcy court order effective January 8, 2002. Borrower has also notified Agent and the Banks that Borrower, through its newly formed and wholly-owned subsidiary Ajax Magnetherm, acquired receivables, inventory, and machinery and equipment from Ajax Magnethermic Corporation (together with the Kropp Transaction, the "Transactions"). Borrower has requested that Agent and the Required Banks consent to the Transactions. Borrower has also requested that, in connection with the purchase and sale of the Ajax Equipment by Southwest, in order to permit Southwest to enter into a sale leaseback with Jackson County, Arkansas (the "Sale-Leaseback"), Agent, on behalf of the Banks, release its first priority security interest in the Ajax Equipment. Agent and the Required Banks hereby consent to the Transactions and the release of such liens on the conditions that Borrower deliver to Agent, for the benefit of the Banks, a compliance certificate executed by an officer of Borrower (a) certifying that each of the Transactions and the Sale-Leaseback were made in full compliance with the Indenture, and (b) identifying the specific Indenture provisions that provide for each Transaction and the Sale-Leaseback.

      12. Closing Deliveries. Concurrently with the execution of this Amendment, Borrower shall:

            (a) cause each Guarantor of Payment to consent and agree to and acknowledge the terms of this Amendment;

            (b) deliver to Agent, for delivery to each Bank, new Revolving Credit Notes in the form of Exhibit A to the Credit Agreement in the amounts specified in Schedule 1 to the Credit Agreement;

            (c) deliver to Agent, for the benefit of the Banks, a Guaranty of Payment and a Security Agreement executed by Southwest, with the appropriate Organizational Documents and authorization documents, in form and substance satisfactory to Agent;

            (d) deliver to Agent, for the benefit of the Banks, a Guaranty of Payment and a Security Agreement executed by Ajax Magnetherm, with the appropriate Organizational Documents and authorization documents, in form and substance satisfactory to Agent;

            (e) deliver to Agent, for the benefit of the Banks, updated Schedules 2, 7.1 and 7.5 to the Credit Agreement, which Agent is authorized by the Banks to accept on behalf of the Banks;

            (f) pay to Agent, for the pro-rata benefit of the Banks, an amendment fee of One Hundred Fifty Thousand Dollars ($150,000); and

            (g) pay all legal fees and expenses of Agent in connection with this Amendment and the Loan Documents.

      13. Representations and Warranties. Borrower hereby represents and warrants to Agent and the Banks that (a) Borrower has the legal power and authority to execute and deliver this Amendment, (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof, (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower, (d) except as waived in this Amendment, no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof, (e) Borrower is not aware of any claim or offset against, or defense or counterclaim to, any of Borrower's obligations or liabilities under the Credit Agreement or any Related Writing, and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

      14. Further Representations and Warranties. Borrower hereby represents and warrants to Agent and the Banks as follows:

      (a) Since the date when the Fixed Charge Condition Period commenced, no

Indebtedness has been incurred by Borrower or any Subsidiary that has not been Permitted Indebtedness;

      (b) As of September 30, 2002, the amount of Indebtedness incurred and outstanding under subpart (viii) of the Permitted Indebtedness definition under the Indenture is Four Million Dollars ($4,000,000);

      (c) On the date of this Amendment, five percent (5%) of the tangible Consolidated total assets of Borrower, as computed in accordance with the terms of the Indenture is no less than Twenty-Two Million Dollars ($22,000,000); and

      (d) On the date of this Amendment, Borrower is in full compliance with the terms of the Indenture.

      15. Waiver. Borrower, by signing below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

      16. References to Credit Agreement. Each reference that is made in the Credit Agreement or any Related Writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment is a Related Writing as defined in the Credit Agreement.

      17. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

      18. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

                  [Remainder of page intentionally left blank.]

      19. JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF.

                                         PARK-OHIO INDUSTRIES, INC.

                                         By: /s/ Ronald J. Cozean
                                             -------------------------------
                                             Ronald J. Cozean, Secretary

                                         KEYBANK NATIONAL ASSOCIATION
                                           as Agent and as a Bank

                                         By: /s/ Babette C. Schubert
                                             -------------------------------
                                             Babette C. Schubert,
                                             Senior Vice President

                                         THE HUNTINGTON NATIONAL BANK,
                                           as Co-Agent and as a Bank

                                         By:  /s/ Jerry L. Kelsheimer
                                             -------------------------------
                                         Name:  Jerry L. Kelsheimer
                                               -----------------------------
                                         Title:  Executive Vice President
                                               -----------------------------

                                         THE NORTHERN TRUST COMPANY

                                         By:  /s/ David Sullivan
                                             -------------------------------
                                         Name: David Sullivan
                                              ------------------------------
                                         Title:  Vice President
                                              ------------------------------

                                         FIFTH THIRD BANK

                                         By: /s/ Roy C. Lanctot
                                             -------------------------------
                                         Name: Roy C. Lanctot
                                              ------------------------------
                                         Title: Vice President
                                              ------------------------------

                            GUARANTOR ACKNOWLEDGMENT

      The undersigned consents and agrees to and acknowledges the terms of the foregoing Fifth Amendment Agreement. Each of the undersigned further agrees that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned shall remain in full force and effect and be unaffected hereby.

      The undersigned hereby waives and releases Agent and the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which the undersigned is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

      JURY TRIAL WAIVER. BORROWER, AGENT, EACH BANK AND EACH GUARANTOR HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE BANKS OR THE GUARANTORS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT, THE BANKS AND THE GUARANTORS, OR ANY THEREOF.

                                         ATBD, INC.
                                         DONEGAL BAY LTD.
                                         GATEWAY INDUSTRIAL SUPPLY LLC
                                         GENERAL ALUMINUM MFG. COMPANY (as
                                            successor by merger to The Metalloy
                                            Corporation)
                                         INTEGRATED HOLDING COMPANY
                                         INTEGRATED LOGISTICS SOLUTIONS, INC.
                                         INTEGRATED LOGISTICS SOLUTIONS LLC (as
                                           successor by merger to Columbia Nut
                                           & Bolt LLC and Industrial Fasteners
                                           LLC)
                                         INTEGRATED LOGISTICS HOLDING
                                           COMPANY

                                         By: /s/ Ronald J. Cozean
                                             -------------------------------
                                             Ronald J. Cozean
                                             Secretary of each of the
                                             foregoing companies

                                         PARK AVENUE TRAVEL LTD.
                                         PARK-OHIO FORGED & MACHINED
                                         PRODUCTS LLC
                                         PARK-OHIO PRODUCTS, INC.
                                         PHARMACEUTICAL LOGISTICS, INC.
                                         PHARMACY WHOLESALE LOGISTICS, INC.
                                         PMC-COLINET, INC.
                                         PMC INDUSTRIES CORP.
                                         P-O REALTY LLC
                                         PRECISION MACHINING CONNECTION LLC
                                         RB&W MANUFACTURING LLC
                                         SOUTHWEST STEEL PROCESSING LLC
                                         THE AJAX MANUFACTURING COMPANY
                                         THE CLANCY BING COMPANY
                                         TOCCO, INC.
                                         TRICKERATION, INC.


                                         By: /s/ Ronald J. Cozean
                                             -------------------------------
                                             Ronald J. Cozean
                                             Secretary of each of the
                                             foregoing companies


                                         AJAX TOCCO MAGNETHERMIC
                                           CORPORATION
                                         ILS TECHNOLOGY LLC

                                         By: /s/ Linda Kold
                                             -------------------------------
                                             Linda Kold
                                             Secretary of each of the
                                             foregoing companies

                                   SCHEDULE 1

                             BANKS AND COMMITMENTS


                                                                REVOLVING
                                                                  CREDIT
                                             COMMITMENT         COMMITMENT
     BANKING INSTITUTIONS                    PERCENTAGE            AMOUNT             MAXIMUM AMOUNT
-----------------------------------------------------------------------------------------------------
KeyBank National                              41.6670%          $ 66,667,200           $ 66,667,200
Association
-----------------------------------------------------------------------------------------------------

Huntington National Bank                       41.667%          $ 66,667,200           $ 66,667,200
-----------------------------------------------------------------------------------------------------

The Northern Trust Company                      8.333%          $ 13,322,800           $ 13,322,800
-----------------------------------------------------------------------------------------------------

Fifth Third Bank                                8.333%          $ 13,322,800           $ 13,322,800
-----------------------------------------------------------------------------------------------------
                                                  100%          $160,000,000

Total Commitment Amount                                                                $160,000,000
-----------------------------------------------------------------------------------------------------

                                   EXHIBIT G-1

                              INDENTURE CERTIFICATE

                                           [Date]_______________________, 20____

KeyBank National Association, as Agent
127 Public Square
Cleveland, Ohio 44114-0616

Attention: ________________

Ladies and Gentlemen:

      The undersigned, a duly elected Financial Officer, as defined in the Credit Agreement (as hereinafter defined), or otherwise duly authorized employee of PARK-OHIO INDUSTRIES, INC. ("Borrower"), refers to the Credit and Security Agreement, dated as of December 21, 2000 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), among Borrower, the Banks, KeyBank National Association, as Agent, and The Huntington National Bank, as Co-Agent.

      Concurrently herewith, Borrower has submitted a Notice With Respect to Loan pursuant to which Borrower has requested a Loan under the Credit Agreement.

      Pursuant to Section 2.8(b)(ii) of the Credit Agreement, the undersigned hereby certifies that on the proposed date of the Loan both prior to and after giving effect thereto:

      (a) the aggregate principal amount of all Loans outstanding on such date (minus the Certified Acquisition Amount) is less than an amount equal to the greater of (i) Fifty Million Dollars ($50,000,000), or
            (ii) the sum of (A) forty-five percent (45%) of the book value of accounts receivable of Borrower and its Subsidiaries and (B) twenty-five percent (25%) of the book value of the inventory of Borrower and its Subsidiaries;

      (b) the book value of accounts receivable and inventory of Borrower and its Subsidiaries are no less than (i) One Hundred Million Dollars ($100,000,000), with respect to accounts receivable, and (ii) One Hundred Sixty Million Dollars ($160,000,000), with respect to inventory; and

      (c) set forth on Schedule 1 hereto are calculations confirming the amounts and values set forth in subparts (a) and (b) above.

      (d)   the use of the proceeds of the Loan are for (Check One):

            _____ working capital purposes only; or

            _____ are for the purchase of capital assets and the requirements of
                  Section 2.8(c)(ii) of the Credit Agreement have been met (and set forth on Schedule 1 hereto are calculations confirming the amounts and values required to be confirmed pursuant to such
                  Section 2.8(c)(ii));

      (e) under the undersigned's supervision, a review of the terms and conditions of the Indenture has been made and, based on such review, as of the date hereof, there is no Default (as defined in the Indenture) or Event of Default (as defined in the Indenture) that exists;

      (e) the representations and warranties contained in each Loan Document are correct as of the date hereof;

      (f) no event has occurred and is continuing that constitutes a Default or Event of Default; and

      (g) the conditions set forth in Section 2.2, Section 2.8 and Article IV of the Credit Agreement have been satisfied.

                                                 Very truly yours,

                                                 PARK-OHIO INDUSTRIES, INC.


                                                 By: ___________________________
                                                 Name: _________________________
                                                 Title:

                                 Schedule 1 to
                             Indenture Certificate

I.    FOR ALL LOANS

A.    Book Value of Accounts Receivable Greater than (no    $__________________(1)
      less than $100,000,000)

B.    Book Value of Inventory (no less than $160,000,000)   $__________________(2)

C.    45% of Book Value of Accounts Receivable

                                                                                        $___________________
D.    25% of Book Value of Inventory

                                                                                        $___________________
E.    Total of C + D
                                                                                        $___________________
F.    (1) Aggregate amount of Loans outstanding
                                                             $_________________
      (2) Minus Certified Acquisition Amount
                                                             $_________________
          Total of (1) minus (2)
                                                             $_________________
      G.  Total of E minus F (availability)
                                                                                        $___________________
      H.  Amount of requested Loan

                                                                                        $___________________
I.    Total of G minus H
                                                                                        $___________________
II.   FOR LOANS FOR CAPITAL EXPENDITURES

      A.  Aggregate amount of capital expenditures for        $________________
fiscal year __________(3)

      B.  Aggregate amount of loans and capital leases                                   $__________________
the proceeds of which have been used for capital
expenditures

      C.  Amount of requested Loan                                                       $__________________

      D. Total of B + C4                                                                 $__________________

(1) An entry of "No less than $100,000,000" is sufficiently specific for this Certificate.

(2) An entry of "No less than $160,000,000" is sufficiently specific for this Certificate.

(3)   Must be less than $18,500,000 for 2001, $26,000,000 for 2002 and
      $18,500,000 for 2003

(4) Must be less than the lesser of (a) for 2001, (i) five percent (5%) of the tangible consolidated total assets or (ii) $18,500,000, (b) for 2002, $26,000,000, and (c) for 2003, (i) five percent (5%) of the tangible consolidated total assets or (ii) $18,500,000.

                                    EXHIBIT H

                       FORMULA BORROWING BASE CERTIFICATE

Computed as of: ____________________________
                (required at each month-end)

      I, the undersigned, the Chief Financial Officer of Park-Ohio Industries, Inc. ("Borrower"), does hereby certify, pursuant to the Credit and Security Agreement dated as of December 21, 2000, among Borrower, the banks named therein ("Banks") and KeyBank National Association, as agent for the Banks ("Agent"), that the following computations have been made in accordance with the provisions of the Credit Agreement and are true and correct:

(A) Eligible Non-CEG Accounts Receivable

     (1)   Total Non-CEG A/R                                  $_____________
     (2)   Less:  A/R > 90 days Past Due Date
            [not from Specified Account Debtors]              $_____________
     (3)   Less:  Contra A/R                                  $_____________
     (4)   Less:  Affiliate A/R                               $_____________
     (5)   Less:  Disputed or Insolvent A/R                   $_____________
     (6)   Less:  Non-CEG Foreign A/R                         $_____________
     (7)   Plus:  Non-CEG Acceptable Foreign A/R              $_____________
     (8)   Plus:  LC Foreign A/R                              $_____________
     (9)   Eligible Non-CEG A/R
            [#1 - (#2 through #6) + #7 + #8]                  $_____________
     (10)  Advance Rate                                             80%
     (11)  QUALIFIED NON-CEG ACCOUNTS RECEIVABLE
            [#9 x #10]                                                                      $______________

(B) Eligible Non-CEG Inventory:

     (12)  Eligible Non-CEG Inventory                         $_____________
     (13)  Advance Rate                                              50%
     (14)  QUALIFIED NON-CEG INVENTORY [#12 x #13]                                          $______________

(C) Eligible CEG Account Receivable and Inventory

     (15)  Total CEG A/R                                      $_____________
     (16)  Less:  A/R > 90 days Past Due Date
           [not from Specified Account Debtors]               $_____________
     (17)  Less:  Contra A/R                                  $_____________
     (18)  Less:  Affiliate A/R                               $_____________
     (19)  Less:  Disputed or Insolvent A/R                   $_____________
     (20)  Less:  CEG Foreign A/R                             $_____________
     (21)  Plus:  CEG Acceptable Foreign A/R                  $_____________

     (22)  Eligible CEG A/R
           [#15 - (#16 through #20) + #21]                    $_____________
     (23)  Advance Rate                                                50%
     (24)  CEG A/R [#22 x #23]                                $_____________
     (25)  Eligible CEG Inventory*                            $_____________
     (26)  Advance Rate [Variable - See Fifth Amendment]        [0% to 30%]
     (27)  CEG Inventory [#25 x #26]                          $_____________
     (28)  CEG A/R & Inventory [#24 + #27]                    $_____________
     (29)  CEG QUALIFIED ACCOUNTS & INVENTORY
           [Lesser of $15,000,000 or #28]                                                   $_______________

(D) Excess Stock:

     (31)  Eligible Excess Stock                              $_____________
     (32)  Advance Rate                                                25%
     (33)  Excess Stock [#31 x #32]                           $_____________
     (34)  QUALIFIED EXCESS STOCK

               [The lesser of $6,250,000 or #33]                                            $_______________

(E) Real Estate: (75% of Colliers Appraisal)                                                $      7,875,000

(F) Equipment: (65% of Hilco Appraisal + $7,000,000)                                        $     22,945,871

(G) Qualified Amounts
       [#10 + #13 + #30 + #34 + E + F]                                 $____________________________________

(H) Total Revolving Credit Facility Outstandings                       $____________________________________

(I)  BORROWING BASE OVER/UNDER [H - G]                                 $____________________________________


                                                PARK-OHIO INDUSTRIES, INC.

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

*The amount of Excess Stock to be deducted from Eligible Inventory of the Capital Equipment Group, for the month stated above, is $____________.

                                    EXHIBIT I

                                 AJAX EQUIPMENT

(1)   One (1) International Crankshaft Company 6,000 Ton Bolster Assembley

(2)   One (1) Ajax Manufacturing Company 1,300 Ton Bolster Assembley

(3)   One (1) International Crankshaft Company Center Plate Forge Tooling

(4)   One (1) International Crankshaft Company Center Plate Trim Tooling

(5)   One (1) Interpower Inc. 2,500 kW Induction Heater, Serial No. E1971

(6)   One (1) Tocco Inc. 600 kW Induction Hardener

(7)   One (1) FECCO Material Handling System

(8)   One (1) Gray Planer Mill

(9)   One (1) Monarch Sydney Vertical Turning Lathe

(10)  One (1) Horizontal Mill

(11)  One (1) Pangborn Roto Blast Barrel

(12)  One (1) EMH 25 Ton Overhead Crane

(13)  One (1) Dry Cooler Tower Cooling Water System

(14)  One (1) Ajax Manufacturing 6,000 Ton Design B Mechanical Forging Press

(15) One (1) Ajax Manufacturing Hydraulic Wedge Packing for Tooling Shut-Height Adjustment

(16)  One (1) Ajax Manufacturing 1,300 Ton mechanical Forging Press

                                    EXHIBIT J

                                LANDLORD WAIVERS

                                 (See attached)

LANDLORD WAIVER STATUS              ILS IN US ONLY

                                                                                                                          9/30/02
                                                                                                                            NET
        LANDLORD                                                                         LEASED                          INVENTORY
     NAME & ADDRESS                        TENANT                                       PREMISES                           VALUE
----------------------                      ----                            --------------------------------             ---------
Warne West Investments                      RB&W                            3717 East Broadway Road, Suite 1               1,139,000
3737 East Broadway Road, Suite B                                            Phoenix, AZ 85040
Phoenix, AZ 85040

Dukes Weeks Realty Corp.                    Arden                           225 Horizon Drive, Suite A                     3,684,000
4497 Park Drive                                                             Suwanee, GA 30024
Norcross, GA 30093

Lenexa Investment Co.                       RB&W                            11711 West 85th Street                             4,000
c/o B.A. Karbank & Co.                                                      Lenexa, KS 66215
1200 Main Street, Suite 3910
Kansas City, MO 64105-2107

George H. Pearson, Trustee                  RB&W                            8515 Hesston Road                                  3,000
George H. Pearson Living Trust                                              Hesston, KS 67067
2542 Plumthicket
Wichita, KS 67226

KF Partnership                              RB&W                            7732 S. 133rd Street                           1,651,000
c/o Progress West Corporation                                               Suites 106-109
10180 "L" Street                                                            Omaha, NE 68138
Omaha, NE 68127

Allegheny Valve Company                     RB&W                            797 Allen Street Ext.                            253,000
419 Third Avenue                                                            Jamestown, NY 14702
Warren, PA 16365

Gallina Development Corporation             RB&W                            20 Vantage Point Drive, Suite 1                2,360,000
84 Humboldt Street                                                          Rochester, NY 14624
Rochester, NY 14609

Pine Brook Center Limited Partnership       RB&W                            Brookwood Industrial Park                      2,614,000
c/o Childress Klein Properties                                              1327-S Woodbranch Drive
2800 One First Union Center                                                 Charlotte, NC 28273
Charlotte, NC 28202-6021

All U.S. Incorporated                       RB&W                            590 Claycraft Road                             2,289,000
Attn: Ken Singh                                                             Columbus, OH 43230
2701 Indianola Avenue
Columbus, OH 43202

Mid-States Dev. Co.                         RB&W                            6675 Homestretch Drive                        14,731,000
c/o Miller-Valentine Group                                                  Dayton, OH 45414
P.O. Box 744
Dayton, OH 45401-0744

Kansas City Life Insurance Company          RB&W                            11505 East Pine Street                         3,193,000
P.O. Box 411587                                                             Tulsa, OK 74116
Kansas City, MO 64141-1587

Westpark Acquisition Company, Inc.          RB&W                            7520 Morris Court, Suite 110                   3,656,000
P.O. Box 31540                                                              Allentown, PA 18106
Hartford, CT 06150-1540

Whipple-Allen Realty                        RB&W                            2651 West 16th Street                          1,055,000
2415 Pittsburgh Avenue                                                      Erie, PA 16505
Erie, PA 16502

Belz Investco L.P.                          RB&W                            4905 Southridge Blvd., Suite 20                1,358,000
c/o Belz Enterprises                                                        Memphis, TN 38141
Attn: Ronald A. Belz
530 Oak Court Drive, Suite 300
Memphis, TN 38117

LANDLORD WAIVER STATUS              ILS IN US ONLY

                                                                                                                          9/30/02
                                                                                                                            NET
        LANDLORD                                                                         LEASED                          INVENTORY
     NAME & ADDRESS                               TENANT                                PREMISES                           VALUE
----------------------                      --------------------            --------------------------------             ---------
Thomas R. Howell                            RB&W                            960 Tony Lama Street                             494,000
Howell Family Partnership                                                   El Paso, TX 79915
612 Woodland Avenue
El Paso, TX 79922

The RREEF Funds                             RB&W                            2700 112th Street, Suite 200                   4,020,000
Attn: Michelle H. Wilkins                                                   Grand Prairie, TX 75050
1406 Halsey Way, Suite 110
Carrolton, TX 75007

Fisher Properties, Inc.                     RB&W                            8041 South 224th Street, Bldg. F               1,682,000
One Union Square, Suite 1525                                                Kent, WA 98032
Seattle, WA 98101

Polo Club Business Campus, LLC              Arden                           260 Windy Point Dr.                            1,749,000
c/o First American Management, Inc.                                         Glendale Hts., IL 60139
1156A W. Shore Drive
Arlington Hts., IL 60004

Green & Little                              Arden                           1260 Hail Quaker Blvd.                         4,044,000
P.O. Box 8037                                                               Lavernge, TN 37086
Gallatin, TN 37066-8037

Petersen Properties, LC                     Arden                           226 E. 90th Street W                           1,825,000
River Cities Industrial Center                                              Davenport, IA 52806
200 E. 90th Street
Davenport, IA 52806 and
River Cities Management, LLC
River Cities Industrial Center
200 E. 90th Street
Davenport, IA 52806

Wellington III Associates                   Arden                           200 S. Owasso Blvd.                           10,586,000
Attn: Larry Carlson, General Partner                                        St. Paul, MN 55117
418 West Horseshoe Drive
Shoreview, MN 55126

Peter Tucci & Judith Tucci                  Columbia Nut & Bolt             50 Graphic Place                               1,406,000
127 Summit Avenue                                                           Moonachie, NJ 07074
Hackensack, NJ 07601

Ron Watterson                               GIS Industries, Inc.            400 Commerce Blvd.                             4,245,000
FAX (724) 745-8060                          (Charken Corp.)                 Lawrence, PA 15055

Jim Watterson                               GIS Industries, Inc.            400 Commerce Blvd.
FAX (216) 883-2746                          (Charken Corp.)                 Lawrence, PA 15055

Hercules Incorporated                       GIS Industries, Inc.            c/o USX Clairton WKS                                   0
Attn: L.R. Silman                           (Charken Corp.)                 65 Maple Avenue
P.O. Box 567                                                                Clairton, PA 15025
West Elizabeth, PA 15088

Hercules Incorporated                       GIS Industries, Inc.            c/o USX Clairton WKS                                   0
Corporate Real Estate                       (Charken Corp.)                 65 Maple Avenue
1313 Market Street                                                          Clairton, PA 15025
Wilmington, DE 19894-0001

Harry E. Hendershot &                       GIS Industries, Inc.            192 Thorton Road                                 647,000
Colletta S. Hendershot                      (Charken Corp.)                 McConnellsburg, PA 17233
176 Thorton Dr.
McConnellsburg, PA 17233

LANDLORD WAIVER STATUS              ILS IN US ONLY

                                                                                                                          9/30/02
                                                                                                                            NET
        LANDLORD                                                                         LEASED                          INVENTORY
     NAME & ADDRESS                                TENANT                               PREMISES                           VALUE
----------------------                      --------------------            --------------------------------             ---------
Richard E. Turner                           GIS Industries, Inc.            2163 Allen Street Ext.
6 Hawthorne Avenue                          (Charken Corp.)                 Jamestown, NY 14733
Lakewood, NY 14750

Reckson FS Limited Partnership              Industrial Fasteners            135 Fell Court                                         0
Attn: V.P. & Legal Counsel/Real Estate                                      Hauppauge, NY 11788
225 Broadhollow Road
Suite 212 West
Melville, NY 11747

James C. Watterson, Robert C. Watterson,    GIS Industries, Inc.            American Fastener                                597,000
Ronald K. Watterson and Bryan K.            (Charken Corp.)
Watterson
P.O. Box 13052                                                              5900 Park Avenue
Pittsburgh, PA 15243                                                        Cleveland, OH 44105

Ft. Motte Partners, LLC                     Arden                           201 Regional Parkway,                          3,073,000
P.O. Box 321                                                                Bldg. D
Orangeburg, SC 29116                                                        Orangeburg, SC 29118

PAR Enterprises                             RB&W                            2015 King Edward Avenue, S.E.                    624,000
c/o Larry Allen                                                             Cleveland, TN 37311
4042 Bow Street
Cleveland, TN 37312

Mineola Realty Associates                   Industrial                      New Hyde Park, NY                                      0
The Windsor Building                        Fasteners
80 Windsor Avenue                                                           Old IFC HQ.
Mineola, NY 11501

Mr. Joseph Spaulding                        RB&W                            5290 Tower Way                                   714,000
Spaulding Construction                                                      Sanford, FL 32773
360 W. Lemon Lane
Casselberry, FL 32718

Keystone Realty, LTD.                       RB&W                            5440 Keystone drive                            3,067,000
202 West Berry Street                                                       Building # 9
Suite 800                                                                   Ft. Wayne, IN 46825
Ft. Wayne, IN 46802

Hallwood 95, L.P.                           RB&W Freegate                   5370 Naiman Parkway                            5,133,000
C/O Hallwood Commercial Real Estate                                         Unit A
5625 Naiman Parkway                                                         Solon, OH 44139
Unit F
Solon, OH 44139

Flexalloy Inc.                              RB&W                            800 Interchange Blvd.                          3,899,000
555 Mondial Parkway                                                         Suite 101
Streetsboro, OH 44241                                                       Austin, TX 78721
                                                                            *****Subleased*****

                                            RB&W                            Ontario, CA                                      917,000

                                            RB&W                            (Near) Santa Clara, CA                           839,000

                                            RB&W                            2 Puerto Rico leased customer                  1,400,000
                                                                            facilities

                                            GIS                             2 Puerto Rico leased customer                    646,000
                                                                            facilities

                                            IFC                             Puerto Rico 3rd Party Warehouse                   49,000

                                                                                                         TOTAL ILS ONLY  $89,646,000
                                                                                                                         ===========

LANDLORD WAIVER STATUS              ILS IN US ONLY

                                                                                                                          9/30/02
                                                                                                                            NET
        LANDLORD                                                                         LEASED                          INVENTORY
     NAME & ADDRESS                               TENANT                                PREMISES                           VALUE
----------------------                      --------------------            --------------------------------             ---------
                                                                                                                       Sept 30, 2002
Robin Industries                            Geneva Rubber Division          5449 Bishop Road
1265 West 65th Street                       Park-Ohio Industries, Inc.      Geneva, OH 44041                               1,627,983
Cleveland, OH 44102

Rock Hill Limited Partnership               Park-Ohio                       6900 North Broadway
1806 S. Hanley                              Forged & Machined Products LLC  St. Louis, MO 63147                            2,491,214
St. Louis, MO 63144

The Lamson & Sessions Company               RB&W Manufacturing LLC          800 Mogadore Road
25701 Science Park Drive                                                    Kent, OH 44240                                 3,240,033
Cleveland, OH 44122

Lumpkin Development                         Ajax Tocco Magnethermic         103 Longview Circle
100 Metro Parkway                           Corporation                     Alabaster, AL   35007                             25,914
Pelham, AL  35124

Kern Enterprises                            Ajax Tocco Magnethermic         32350 Howard Avenue
44044 Merrill Street                        Corporation                     Madison Heights, MI 48071                         20,951
Sterling Heights, MI  48314

Edward F. Crawford                          General Aluminum Mfg. Company   1500 Chamberlain Boulevard & other parcels
23000 Euclid Avenue                                                         Conneaut, OH   44030                           2,687,000
Cleveland, OH  44117

Mary Crawford                               General Aluminum Mfg. Company   500 Madison Avenue
23000 Euclid Avenue                                                         Conneaut, OH   44030                                   0
Cleveland, OH  44117

EFC Properties, Inc.                        General Aluminum Mfg. Company   1345 Henry Street
23000 Euclid Avenue                                                         Huntington, IN  46750                            861,000
Cleveland, OH  44117

Plainview Terminal Company #200             ILS Technology LLC              9300 Broken Sound Boulevard, No. 150
5300 Broken Sound Boulevard                                                 Boca Raton, FL   33487                                 0
Boca Raton, FL  33487

Premiere Business Solutions Inc.            ILS Technology LLC              10925 David Taylor Drive, No. 100
10925 David Taylor Boulevard #100                                           Charlotte, NC   28262                                  0
Charlotte, NC  28262

Trammell Crow Company                       Park-Ohio Products, Inc.        5130 N. Pearl Street
1375 East Woodfield Road Suite-750                                          Schiller Park, IL 60176                           89,094
Schamburg, IL  60173

Matthew V. Crawford                         Park-Ohio Products, Inc.        7000 Denison Ave
23000 Euclid Avenue                                                         Cleveland, OH   44102                                  0
Cleveland, OH  44117

Arkansas Steel Associates LLC               Southwest Steel Processing LLC  2801 Van Dyke Road
2803 Van Dyke Road                                                          Newport, AR 72112                                      0
Newport, AR  72112

Western Select Properties L.P.              TOCCO, Inc.                     2525 North Shadeland Avenue
2525 North Shadeland Avenue                                                 Indianapolis, IN 46219                           128,844
Indianapolis, IN  46219

First Industrial Financing Partnership L.P. TOCCO, Inc.                     30100 Stephenson Highway
150 North Wacker Drive, #150                                                Madison Heights, MI 48071                      1,537,454
Chicago, IL  60606

Van Hook Family Ltd Partnership             TOCCO, Inc.                     1140 Memorial Park Road
3001 Van Hook Drive                                                         Lancaster, SC 29720                                    0
York, SC 29745

                                                                                                     TOTAL NON-ILS ONLY $ 12,709,487
                                                                                                                        ============

                                                                                                       PKOH-GRAND TOTAL $102,355,487
                                                                                                                        ============